FOX FACTORY HOLDING CORP.
2013 Omnibus Plan

PERFORMANCE SHARE UNIT AWARD AGREEMENT

Pursuant to this Performance Share Unit Award Agreement (this “Award Agreement”), and subject to the terms and conditions herein and in the Fox Factory Holding Corp. 2013 Omnibus Plan (the “Plan”), Fox Factory Holding Corp. (the “Company,” as defined in the Plan) grants an Award of performance based Restricted Stock Units (“Performance Share Units” or “PSUs”) to the following identified Grantee with the following specified terms:
Summary of Award Terms:
Name of Grantee: __________ (the “Grantee”)
Date of Grant: ______, __, 202_ (the “Grant Date”)
Target Number of Performance Share Units: ____ (the “Target PSUs”)
Performance Period: January 1, 202_ – December 31, 202_ (“Performance Period”)
Vesting: The PSUs shall vest only upon the achievement of the applicable Performance Goals for the Performance Period. Depending on the actual achievements of Performance Goals, the Grantee may earn between 0% and 200% of the Target PSUs.
Performance Goals: The number of PSUs earned by the Grantee at the end of the Performance Period, if any, will be determined by the Committee, in its sole but reasonable discretion, on or before the Settlement Date, based on the satisfaction of Performance Goals identified in Exhibit A to this Award Agreement.
Unless otherwise provided in this Award Agreement, Grantee must have Continuous Service throughout the Performance Period to remain eligible for any rights or interests with respect to this Award.
Settlement Date of Award: As soon as practicable following the end of the Performance Period, but no later than March 15th following the last day of the Performance Period (the “Settlement Date”).
Capitalized terms used in this Award Agreement, unless otherwise defined, shall have the meanings set forth in the Plan.
1.Grant of Performance Share Units. The Company hereby grants this Award of PSUs, pursuant to which, subject to the terms and conditions of this Award Agreement and the Plan, the Company will pay to the Grantee on the Settlement Date one (1) Share as of the Settlement Date multiplied by the number of vested PSUs earned hereby, subject to applicable withholding for taxes.
2.Vesting. The Award is subject to the vesting terms set forth in the Summary of Award Terms above, except as may otherwise be provided in this Award Agreement or in the Plan. Any portion of the Award that does not vest for any reason shall automatically be cancelled and terminated and be of no further force and effect.
3.Forfeiture.
a.If the Grantee has a termination of employment [or a leave of absence that isn’t a qualified leave of absence under the applicable Company’s or Affiliate’s employment policies (“Qualified Leave”)] prior to the end of the Performance Period for any reason, then [except as provided in an employment agreement between the Company and the Grantee then in effect,] the Grantee shall forfeit, and shall have no further rights or interest with respect to, any of the PSUs granted hereby, with automatic and immediate effect as of the termination of employment date.[Notwithstanding the foregoing, if the Grantee’s employment is terminated by the Company without cause or due to Grantee’s death or disability (within the meaning of Code Section 409A), [or if the Grantee has a leave of absence during the Performance Period that isn’t a Qualified Leave,] the Grantee will receive a pro-rated Award on the Settlement Date, provided the Performance Goals are met as determined by the Committee, by multiplying the number of Shares the Grantee would have received had the Grantee’s employment not terminated [, or had the Grantee had a Qualified Leave,] by a fraction, the numerator of which is the number of full and partial months of employment [, excluding periods of leaves of absences that are not Qualified Leaves,] completed during the Performance Period, and the denominator of which is the number of total months in the Performance Period.]

b.The Award, and the Committee’s determination of the satisfaction of Performances Goals, shall be subject to adjustment by the Committee (i) as provided in the Plan, and (ii) in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, if the Committee determines that such adjustments are appropriate or necessary.
4.Change of Control. In the event of a Change of Control, the Award shall be subject to the provisions of Section 13 of the Plan.
5.Settlement of Award. On the Settlement Date, the Company will, in full satisfaction of the PSUs granted hereby, pay to the Grantee the amount owed, as determined by the Committee based upon the Committee’s determination of achievement of the Performance Goals, in whole Shares, rounded down to the nearest whole Share.
a.Notwithstanding anything herein to the contrary, no transfer of Shares shall become effective until the Company determines that such transfer, issuance, and delivery is in compliance with all applicable, laws, regulations of governmental authority, and the requirements of any securities exchange on which Shares may be traded.
b.The Committee may, as a condition to the issuance of Shares, require the Grantee to make covenants and representations and/or enter into agreements with the Company to reflect the Grantee’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such Shares.
c.The transfer of Shares pursuant to this Award Agreement shall be effectuated by an appropriate entry on the books of the Company, the issuance of certificates representing such shares (bearing such legends as the Committee deems necessary or desirable), the transfer of shares to a brokerage account in the name of the Grantee, and/or other appropriate means as determined by the Committee.
d.Unless and until any Shares are issued in settlement of the Award on the Settlement Date, the Award shall not confer to the Grantee any rights or status as a stockholder of the Company.
6.Withholding. The Grantee shall surrender to the Company, for no consideration, the portion of any Shares that become vested under this Award whose aggregate Fair Market Value is sufficient to satisfy federal, state, and local withholding tax requirements.
7.No Assignment or Transfer. The Award granted hereunder may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. No transfer by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof along with such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Grantee and to be bound by the acknowledgements made by the Grantee in connection with the grant.
8.Grantee Representations. By accepting the Award, the Grantee represents and acknowledges the following:
a.The Grantee has received a copy of the Plan, has reviewed the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of independent legal counsel prior to accepting the Award.
b.The Grantee has had the opportunity to consult with a tax advisor concerning the tax consequences of accepting the Award, and understands that the Company makes no representation regarding the tax treatment as to any aspect of the Award, including the grant, vesting, settlement, or conversion of the Award.
c.The Grantee understands that neither the grant of this Award nor the Grantee’s participation in the Plan confers any right to continue in the service of the Company or any Affiliate or to receive any other award or amount of compensation, whether under the Plan or otherwise, and no payment of any award under the Plan will be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.
d.The Grantee consents to the collection, use, and transfer, in electronic or other form, of the Grantee’s personal data by the Company, any Affiliate, the Committee, and any third party retained to administer the Plan for the exclusive purpose of administering the Award and Grantee’s participation in the Plan. The Grantee agrees to promptly notify the Committee of any changes in the Grantee’s name, address, or contact information during the entire period of Plan participation.

For the avoidance of doubt, the Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this award Agreement and any other equity grant materials ("Data") by and among, as applicable, the Company and any Affiliate employer for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan. The Grantee understands that the Company and any Affiliate may hold certain personal data about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, e-mail address, date of birth, Social Security number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate , details of all equity or any other entitled to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Grantee understands that Data may be transferred to a third party (or third parties) to assist the Company and any Affiliate with the implementation, administration and management of the Plan. The Grantee understands the recipients of the Data may be located in the Grantee’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any Affiliate, and any foregoing third party, and any other possible recipients which may assist the Company or any Affiliate (whether presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon settlement of the Award. The Grantee understands that the Grantee may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. Further, the Grantee understands that the Grantee is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later revokes his or her consent, the Grantee’s employment status or service with the Company or any Affiliate will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the Award or other equity awards to the Grantee or administer or maintain such Award or other equity awards. Therefore, the Grantee understands that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Participant’s local human resources representative.
e. Notwithstanding anything in this Award Agreement to the contrary or any other agreement to the contrary, the Grantee further agrees that (i) the Grantee is not entitled to, and has no rights to, future Awards, (ii) any rights of the Grantee to future Awards shall be in the sole discretion of the Company, (iii) the Company may discontinue the granting of future Awards at any time, without notice and without the Grantee’s consent, (iv) the Award is discretionary on behalf of the Company and is not related to the salary or any other contractual benefits granted to the Grantee by the Company or any Affiliate, and therefore, any benefits derived from the Award will not under any circumstances be considered as an integral part of the Grantee’s compensation, (v) the value of the Award will not be considered at any time for purposes of any severance calculations associated with the Grantee, and (vi) the Grantee understands and agrees that any modification to this Award shall not constitute a change or impairment of the terms and conditions of his or her employment with the Company or any Affiliate.
9.Adjustments. If there is a change in the outstanding Shares due to a stock dividend, split, or consolidation, or a recapitalization, corporate change, corporate transaction, or other similar event relating to the Company, the Committee may adjust the number of Target PSUs subject to the Award in accordance with Section 4 of the Plan.
10.Administration; Interpretation. In accordance with the Plan and this Award Agreement, the Committee shall have full discretionary authority to administer the Award, including discretionary authority to interpret and construe any and all provisions relating to the Award. Decisions of the Committee shall be final, binding, and conclusive on all parties.
11.Section 409A. It is intended that this Award Agreement is exempt from Code Section 409A and the interpretive guidance thereunder (“Section 409A”), and this Award Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. The provisions of Section 15 of the Plan are incorporated by reference herein.

12.Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the heirs of the Grantee or distributees of the Grantee’s estate and any successor to the Company.
13.Governing Law; Severability.
a.Governing Law. This Award Agreement shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
b.Severability. Any determination by a court of competent jurisdiction or relevant governmental authority that any provision or part of a provision in this Award Agreement is unlawful or invalid shall not serve to invalidate any portion of this Award Agreement not found to be unlawful or invalid, and any provision or part of a provision found to be unlawful or invalid shall be construed in a manner that will give effect to the terms of such provision or part of a provision to the fullest extent possible while remaining lawful and valid.
14.Acknowledgment of Receipt and Acceptance. By signing below (or execution by other means approved by the Committee, including by electronic signature), the undersigned acknowledges receipt and acceptance of the Award, agrees to the representations made in the Award, and indicates his/her intention to be bound by this Award Agreement and the terms of the Plan.

FOX FACTORY HOLDING CORP. By: Name: Title: Date:	GRANTEE By:_______________________________ Grantee’s Name:_____________________ Date:
By:	By:
Name:	Grantee's Name:
Title:	Dates:
Date:

EXHIBIT A
TO
PERFORMANCE SHARE UNIT AWARD AGREEMENT

Company’s Return on Invested Capital (“ROIC”)
For January 1, 202_-December 31, 202_ Fiscal Years (“ROIC Performance Goal”)
(50% Weighting)1

Level	ROIC Performance Goal
Threshold	%
Target	%
Maximum	%

Company’s Free Cash Flow (“FCF”)
For January 1, 202_-December 31, 202_ Fiscal Years (“FCF Performance Goal”)
(50% Weighting)2

Level	FCF Performance Goal
Threshold	$
Target	$
Maximum	$

1 ROIC Performance Goal: ROIC is a measurement of how efficiently the Company uses its capital and levels of return on that capital. It is calculated by dividing net operating profit after tax by funded debt plus equity. The Company’s actual ROIC for the Performance Period will be determined by the Committee at the end of the Performance Period using Non-GAAP capex. If the Company’s ROIC for the Performance Period is less than the Threshold Level Goal, then there shall be no payout with respect to the ROIC Performance Goal metric. Straight line interpolation will be used to calculate Shares earned for percentages between Threshold and Target and Target and Maximum.

2 FCF Performance Goal: FCF is defined as cash flow from the Company’s operating activities minus capital expenditures and dividends paid plus proceeds from the sale of operating assets. The Company’s actual FCF will be determined by the Committee at the end of the Performance Period. If the Company’s FCF for the Performance Period is less than the Threshold Level Goal, then there shall be no payout with respect to the FCF Performance Goal metric. Straight line interpolation will be used to calculate Shares earned for percentages between Threshold and Target and Target and Maximum.